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                                 EXHIBIT 12(b)

                        THE CHASE MANHATTAN CORPORATION

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                   AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                          (IN MILLIONS, EXCEPT RATIOS)


                                                                                                  Six Months Ended
                                                                                                    June 30, 2000
                                                                                                  -----------------
EXCLUDING INTEREST ON DEPOSITS

Income before income taxes                                                                          $    3,770
                                                                                                    ----------

Fixed charges:
      Interest expense                                                                                   3,096
      One-third of rents, net of income from subleases (a)                                                  78
                                                                                                    ----------
Total fixed charges                                                                                      3,174
                                                                                                    ----------

Less:  Equity in undistributed income of affiliates                                                        (36)
                                                                                                    -----------

Earnings before taxes and fixed charges, excluding capitalized interest                             $    6,908
                                                                                                    ==========

Fixed charges, as above                                                                             $    3,174

Preferred stock dividends                                                                                   33
                                                                                                    ----------

Fixed charges including preferred stock dividends                                                   $    3,207
                                                                                                    ==========

Ratio of earnings to fixed charges and
      preferred stock dividend requirements                                                               2.15
                                                                                                    ==========

INCLUDING INTEREST ON DEPOSITS

Fixed charges including preferred stock dividends, as above                                         $    3,207

Add:  Interest on deposits                                                                               4,051
                                                                                                    ----------

Total fixed charges including preferred stock
   dividends and interest on deposits                                                               $    7,258
                                                                                                    ==========

Earnings before taxes and fixed charges, excluding capitalized interest,
   as above                                                                                         $    6,908

Add:  Interest on deposits                                                                               4,051
                                                                                                    ----------

Total earnings before taxes, fixed charges and interest on deposits                                 $   10,959
                                                                                                    ==========

Ratio of earnings to fixed charges
      and preferred stock dividend requirements                                                           1.51
                                                                                                    ==========

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(a)   The proportion deemed representative of the interest factor.


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